UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 14, 2007
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51199	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of principal executive offices)

(630) 218-8000

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-22(b)

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

On August 14, 2007, Inland Western Retail Real Estate Trust, Inc. (the “Company” or “we”), entered into an agreement and plan of merger (the “Merger Agreement”) to acquire, via four separate mergers, four entities affiliated with our sponsor, Inland Real Estate Investment Corporation (our “Sponsor”), that provide business management/advisory and property management services to us in exchange for an aggregate of up to 37,500,200 shares of common stock of the Company, valued under the Merger Agreement at $10.00 per share.

Under the Merger Agreement, we will acquire by merger Inland Western Retail Real Estate Advisory Services, Inc. (our “Business Manager/Advisor”) and each of Inland Southwest Management Corp., Inland Northwest Management Corp., Inland Western Management Corp. (collectively referred to as our “Property Managers”).

The following are the parties to the Merger Agreement:  IWEST Acquisition 1, Inc., IWEST Acquisition 2, Inc., IWEST Acquisition 3, Inc., IWEST Acquisition 4, Inc., each a newly formed subsidiary of ours (collectively referred to as the “Acquisition Entities”); the Company; the Property Managers; the Business Manager/Advisor; our Sponsor; and IWEST Merger Agent, LLC (the “Stockholder Agent”), as the stockholder agent for certain stockholders of each of our Property Managers.

A special committee of our Board of Directors (the “Board”) comprised solely of independent directors has unanimously recommended our entry into the Merger Agreement and the related mergers.  Our Board has unanimously approved our entry into the Merger Agreement and related mergers and recommends that our stockholders vote in favor of these transactions.

We have approved the Merger Agreement as the sole stockholder of each Acquisition Entity and will use our commercially reasonable efforts to obtain the ratification of our entry into the Merger Agreement and the contemplated mergers by our stockholders.  Our Sponsor, as sole stockholder of our Business Manager/Advisor, and holders of greater than 50% of the stock of each of our Property Managers, have each executed an irrevocable written consent in lieu of a stockholder meeting approving the Merger Agreement and the mergers.  The consummation of the mergers is subject to the Company’s stockholder ratification and customary closing conditions.

If our Board: (i) publicly announces a change of its recommendation and recommends against our stockholder ratification; and (ii) our stockholder ratification is not obtained at the stockholders’ annual meeting, we will pay to our Business Manager/Advisor and Property Managers an amount equal to the actual, documented, out-of-pocket expenses incurred by our Business Manager/Advisor and Property Managers to third parties in connection with the negotiation of the Merger Agreement up to an aggregate maximum of $1,200,000.

Under and subject to certain limitations and restrictions contained in the Merger Agreement, we, on the one hand, and our Sponsor, the Stockholder Agent and the stockholders of our Property Managers, on the other hand, have provided reciprocal indemnities relating to certain of our respective obligations contained in the Merger Agreement.

In connection with the Merger Agreement, we have entered into:

•                  Consulting Agreements. Separate consulting agreements with each of Daniel L. Goodwin, Robert D. Parks and G. Joseph Cosenza pursuant to which such individuals will provide, at no cost to us, strategic and operational assistance for the term of their respective agreements, including making recommendations and providing guidance to us as to prospective investment, financing, acquisition, disposition, development, joint venture and other real estate opportunities contemplated from time to time by us and our Board. The term for each consulting agreement is three (3) years, unless it is terminated earlier by us or the consultant.

•                  Employment Agreements. Employment agreements have been entered into with Michael J. O’Hanlon, Steven P. Grimes, Shane C. Garrison and Niall J. Byrne.  Upon consummation of the mergers, Mr. O’Hanlon will be our President and Chief Executive Officer, Mr. Grimes will be our Chief Operating Officer and Chief Financial Officer, Mr. Garrison will be the Chief Investment Officer, and Mr. Byrne will be Vice President of the Company and President of the Property Managers.  The term of each of these employment agreements begins on the closing date of the Merger Agreement and continues, unless earlier terminated, until December 31, 2007.  During the employment period, we will pay Messrs. O’Hanlon, Grimes, Garrison and Byrne a base salary of $400,000, $300,000, $200,000 and $225,000, respectively, per year, pro-rated for the remainder of 2007.  In addition to a base salary for such period, our Sponsor will determine, in its sole discretion, and may pay each of these employees an annual bonus.  Further, each employee will be eligible to participate in any retirement, pension, profit-sharing or other similar Company plans.  If an employee’s employment is terminated by the employee or by us for any reason, we will pay or provide the employee’s: (i) base salary accrued through the termination; (ii) reimbursable expenses; (iii) pro-rata annual bonus, if any; and (iv) any benefits required to be paid or provided under applicable law, and the employee has agreed that the employee is not entitled to any other severance.

•                  TIGI Letter Agreement.  A letter agreement with The Inland Group, Inc. (“TIGI”), pursuant to which TIGI agrees to perform all of its actions and obligations under the Merger Agreement regarding access to information, notice of certain events, employee matters and tax matters as if it were a party to the Merger Agreement.  TIGI further covenants for itself and its affiliates to perform all actions and obligations to be performed under the Merger Agreement regarding access to information, notice of certain events and non-solicitation, as if it were a party to the Merger Agreement.

At the closing of the transactions contemplated by the Merger Agreement, we intend to enter into the following agreements:

•                  Registration Rights Agreement.

•                  Escrow Agreement.

•                  Sublease.

•                  Amendment to Certain Services Agreements.

•                  Transition Property Due Diligence Services Agreement.

•                  Institutional Investor Relationships Services Agreement.

•                  Legal Services Agreement.

•                  License Agreement Modification.

•                  License Agreement (Property Management Corporations).

The foregoing summary of the Merger Agreement, the TIGI Letter Agreement, the Consulting Agreements and the Employment Agreements and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement, the TIGI Letter Agreement, the Consulting Agreements and the Employment Agreements.  The Merger Agreement, the TIGI Letter Agreement, form of Consulting Agreement and form of Employment Agreement are attached to this Form 8-K as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively, which are incorporated herein by reference.

The Merger Agreement, the TIGI Letter Agreement, form of Consulting Agreement and form of Employment Agreement are included to provide investors and security holders with information regarding the agreements’ respective terms.  The attached agreements are not intended to provide any other factual information about us or our respective subsidiaries and affiliates.

The Merger Agreement contains representations and warranties by us, on the one hand, and by our Sponsor, our Business Manager/Advisor, our Property Managers and the Stockholder Agent, on the other hand, made solely for the benefit of the other.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement.  The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between us, on the one hand, and the Sponsor, our Business Manger/Advisor, our Property Managers, and Stockholder Agent on the other hand.  Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about us, our Sponsor, our Business Manager/Advisor, our Property Managers, and the Stockholder Agent at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (the “SEC”).

In connection with the proposed transaction, William Blair & Company, LLC provided a written fairness opinion to the Board and to the special committee of the Board.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

We have entered into employment agreements with certain senior executive officers detailed under Item 1.01 hereunder and incorporated herein by reference thereto.  Upon consummation of the mergers, Brenda Gujral intends to resign as our Chief Executive Officer.

Item 9.01

(d) Exhibits

Exhibit Number	Description

10.1	Agreement and Plan and Merger, dated August 14, 2007.*

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

10.2	TIGI Letter Agreement dated August 14, 2007

10.3	Form of Consulting Agreement

10.4	Form of Employment Agreement

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT:

In connection with the proposed transaction, the Company will file a proxy statement and other materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGERS AND THE PARTIES TO THE MERGERS.  Certain of the Company’s officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction matters. Information regarding such individuals is included in the Company’s Annual Report on Form 10-K, as amended by the Company’s Annual Report on Form 10K/A previously filed with the SEC, and will be included in the proxy statement relating to the transaction when it becomes available. Stockholders and investors may obtain additional information regarding the interests in the mergers of the Company and its directors and executive officers, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the mergers, which will be filed with the SEC.  Stockholders and investors may obtain a free copy of the proxy statement and other relevant documents when they become available, as well as other materials filed with the SEC concerning the Company at the SEC’s website at http://www.sec.gov.  Copies of these materials and other documents also may be obtained at no charge from: Inland Western Retail Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, IL 60523, attention Vice President.

This Form 8-K filing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our management’s current views with respect to future events and financial performance. The words “believes”, “expects”, “anticipates”, “estimates”, “intends” and similar words or expressions are generally intended to identify forward-looking statements.  Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in our filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

/s/ Brenda G. Gujral
By:	Brenda G. Gujral
Title:	Chief Executive Officer
Date:	August 17, 2007

Exhibit Index

Exhibit Number	Description

10.1	Agreement and Plan and Merger, dated August 14, 2007.

10.2	TIGI Letter Agreement dated August 14, 2007

10.3	Form of Consulting Agreement

10.4	Form of Employment Agreement